Exhibit (c)(9)

Preliminary and Confidential – Subject to Further Review and Revision Citigroup Global Markets Inc. | Global Energy Group July 2019 Project Prairie 2.0 Premium Analysis Strictly Private and Confidential Preliminary and Confidential – Subject to Further Review and Revision Relative Historical Trading Performance Price Performance – LTM (%) 10.00% Price Performance Since Closing 1.51% 0.00% (0.66%) (10.00%) (10.69%) (20.00%) 3/11/2019 3/29/2019 4/17/2019 5/6/2019 5/25/2019 6/13/2019 7/2/2019 30.00% 20.00% 10.00% 0.00% (10.00%) (20.00%) (30.00%) 7/2/2018 8/16/2018 10/1/2018 11/15/2018 12/31/2018 2/15/2019 4/1/2019 5/17/2019 7/2/2019 4.63% (2.66%) (3.80%) % Implied Premium / (Discount) Price Price $23.00 $24.00 $25.00 $26.00 At Announcement $24.18 (4.9%) (0.7%) 3.4% 7.5% At Closing 23.76 (3.2) 1.0 5.2 9.4 Current 21.22 8.4 13.1 17.8 22.5 10-Day VWAP 21.04 9.3 14.0 18.8 23.6 30-Day VWAP 22.27 3.3 7.8 12.3 16.7 60-Day VWAP 23.05 (0.2) 4.1 8.5 12.8 90-Day VWAP 23.34 (1.5) 2.8 7.1 11.4 52-Week High 26.35 (12.7) (8.9) (5.1) (1.3) 52-Week Low 20.05 14.7 19.7 24.7 29.7 10.00% Price Performance Since Announcement 4.39% 0.00% (0.72% (10.00%) (12.24%) (20.00%) 1/30/2019 2/24/2019 3/22/2019 4/16/2019 5/12/2019 6/6/2019 7/2/2019 Source: FactSet. Market data as of 7/2/2019. (1) Thunder peers include ENB, EPD, ET, KMI, TRP, WMB, MMP, OKE, DCP, MPLX, TRGP and PAA. 1 Peer Set(1) Thunder AMZ

Preliminary and Confidential – Subject to Further Review and Revision Analyst Price Targets Pre and Post Deal Announcement Analysts Price Targets and Ratings Pre-Announcement Post-Announcement % Change Current % Change Broker Date Rating Price Target Date Rating Price Target Since Ann. Date Rating Price Target Since Ann. Capital One Securities, Inc. 01/30/19 Hold $27.00 02/15/19 Hold $27.00 0.0% 05/08/19 Hold $28.00 3.7% Tudor Pickering & Co 01/29/19 Hold 24.00 02/12/19 Hold 24.00 0.0 04/23/19 Hold 24.00 0.0 Baird 01/28/19 Buy 28.00 01/31/19 Buy 28.00 0.0 04/25/19 Buy 28.00 0.0 US Capital Advisors 01/28/19 Hold 23.00 02/06/19 Hold 23.00 0.0 05/24/19 Hold 24.00 4.3 Barclays 01/16/19 Hold 26.00 01/31/19 Hold 26.00 0.0 05/08/19 Hold 26.00 0.0 Credit Suisse 01/15/19 Buy 26.00 01/31/19 Buy 26.00 0.0 06/11/19 Hold 25.00 (3.8) Stifel 12/21/18 Buy 25.00 02/04/19 Buy 26.00 4.0 06/13/19 Buy 26.00 0.0 Wells Fargo Securities 12/04/18 Hold 26.00 02/06/19 Hold 25.00 (3.8) 06/05/19 Hold 25.00 0.0 RBC Capital Markets 12/02/18 Hold 25.00 02/05/19 Hold 24.00 (4.0) 05/08/19 Hold 24.00 0.0 MUFG Securities Americas, Inc 11/01/18 Hold 26.00 01/31/19 Hold 26.00 0.0 05/07/19 Hold 27.00 3.8 Goldman Sachs 10/08/18 Buy 27.00 02/12/19 Buy 26.00 (3.7) 04/02/19 Hold 26.00 0.0 Median $26.00 $26.00 0.0% $26.00 0.0% Recommendation History 100% $30.00 17% 25% 23% 23% 23% 23% 31% 31% $25.00 80% 36% 40% 40% 40% 38% $20.00 60% $15.00 75% 40% 67% 69% 69% 69% 55% 77% 62% 69% 54% $10.00 60% 60% 60% 20% $5.00 8% 9% 8% 8% 8% 8% 8% 8% 0% $0.00 6/18 7/18 8/18 9/18 10/18 11/18 12/18 1/19 2/19 3/19 4/19 5/19 6/19 7/3/2018 8/3/2018 9/3/2018 10/3/2018 % Sell 11/3/2018% 12/3/2018 Hold % 1/3/2019 Buy Actual 2/3/2019 3/3/2019 Target Unit Price 4/3/2019 5/3/2019 6/3/2019 Source: Bison projections, Public filings, FactSet, and Wall Street research. Market data as of 7/2/2019. 2 Note: “N/A” denotes not publicly available. Preliminary and Confidential – Subject to Further Review and Revision Selected Public Companies Analysis Diversified Peers Closing Firm Value / ($ in Millions, Except Per Unit Data) Unit Price Equity Value ($mm) Firm EBITDA (x) Yield ‘19-‘21 Dist. Price / DCF ‘19-‘21 DCF Coverage Debt / Name 7/2/2019 LP Units Total Value 2019E 2020E Indicative(1) 2019E 2020E CAGR (%) 2019E 2020E CAGR (%) 2019E 2020E 2019E EBITDA Enbridge Inc. $35.96 $72,890 $73,008 $128,628 12.8x 12.1x 6.3% 6.3% 6.9% 8.0% 10.7x 10.1x 8.2% 1.49x 1.44x 4.9x Enterprise Products Partners LP 29.02 63,909 63,909 91,150 11.6 11.3 6.0 6.1 6.3 3.6 10.4 10.4 1.9 1.57 1.53 3.4 TC Energy Corporation 49.29 45,692 46,959 87,622 12.4 12.1 4.6 4.6 5.1 8.8 9.2 8.8 6.2 2.35 2.26 5.3 Energy Transfer, LP 14.18 37,465 37,465 85,980 8.0 8.0 8.6 8.6 8.6 2.8 6.2 6.4 1.3 1.87 1.83 4.2 Kinder Morgan Inc. 20.99 47,516 47,516 84,674 10.9 10.3 4.8 4.8 6.0 14.5 9.6 8.9 6.6 2.18 1.90 4.7 Williams Companies 28.20 34,224 34,224 56,714 10.9 10.6 5.4 5.4 6.1 12.1 11.1 10.7 6.0 1.68 1.54 4.2 MPLX LP (2) 31.99 33,931 33,931 53,918 10.2 9.4 8.2 8.4 8.9 2.9 8.3 7.7 3.7 1.44 1.46 3.5 ONEOK, Inc. 69.36 28,786 28,786 39,070 14.9 12.4 5.0 5.2 5.7 9.1 14.4 12.4 13.4 1.34 1.42 3.9 Plains All American Pipeline LP 24.32 17,842 17,842 29,024 10.2 10.3 5.9 5.9 6.2 5.1 8.9 9.4 (1.2) 1.89 1.72 3.3 Targa Resources Corp. 39.13 9,286 9,286 19,144 12.3 9.6 9.3 9.3 9.3 1.4 12.5 9.8 22.4 0.86 1.10 4.6 DCP Midstream Partners 29.53 4,232 5,852 12,004 9.7 8.7 10.6 10.6 10.7 2.1 8.0 7.5 3.7 1.27 1.36 4.8 High $128,628 14.9x 12.4x 10.6% 10.6% 10.7% 14.5% 14.4x 12.4x 22.4% 2.35x 2.26x 5.3x Median 56,714 10.9 10.3 6.0 6.1 6.3 5.1 9.6 9.4 6.0 1.57 1.53 4.2 Mean 62,539 11.3 10.4 6.8 6.8 7.2 6.4 9.9 9.3 6.6 1.63 1.60 4.2 Low 12,004 8.0 8.0 4.6 4.6 5.1 1.4 6.2 6.4 (1.2) 0.86 1.10 3.3 (3) (4) Thunder $21.22 $6,045 $6,045 $9,771 10.0x 10.0x 9.4% 9.8% 10.3% 5.0% 7.9x 8.0x 2.9% 1.28x 1.21x 4.8x Source: Bison Projections, Public Filings and Wall Street Research. Market data as of 7/2/2019. (1) Indicative yield as of market date. (2) MPLX shown pro forma for ANDX transaction. DCF and DPU CAGRs represent 2019-2020 growth. (3) EBITDA includes REX distributions received. Firm value includes 284.868 of outstanding diluted shares and $3,332mm of debt and excludes proportional REX debt. 3 (4) Thunder Debt / EBITDA includes proportionate REX debt and EBITDA.

Preliminary and Confidential – Subject to Further Review and Revision Selected 100% Cash Precedent Transactions 100% Cash Deals – Midstream Energy Initial— Premium to Final Offer— Announcement Unaffected Deal Unaffected Original Offer Final Offer Unaffected Premium to Unaffected Target Acquiror Date Date Value ($bn) Price Price Price 1-day 1-day 1-w eek 1-month Buckeye Partners, LP IFM Advisors 5/10/2019 5/9/2019 $10.3 $32.55 $41.50 $41.50 — 27.5% 24.9% 23.3% American Midstream Partners Arclight Capital 3/18/2019 9/27/2018 1.9 5.75 6.10 5.25 6.1% (8.7) (9.9) (14.8) TransMontaigne Partners LP Arclight Capital 11/26/2018 7/9/2018 1.2 36.11 38.00 41.00 5.2 13.5 11.9 9.0 Arc Logistics Partners LP Zenith Energy LP 8/29/2017 8/28/2017 0.7 14.32 16.50 16.50 — 15.2 15.5 10.9 PennTex Energy Transfer Partners 5/19/2017 5/18/2017 15.1 16.65 20.00 20.00 — 20.1 19.4 19.5 VTTI Energy Partners LP VTTI BV 5/8/2017 3/2/2017 0.8 18.40 18.75 19.50 1.9 6.0 5.8 5.9 Worldpoint Terminals LP Worldpoint Terminals Inc 6/2/2017 4/3/2017 0.8 16.35 16.80 17.30 2.8 5.8 6.4 3.7 Midcoast Energy Partners LP Enbridge 1/27/2017 1/26/2017 0.5 8.75 8.00 8.00 — (8.6) (6.7) 7.1 Columbia Pipeline Transcanada 11/1/2016 9/23/2016 13.9 15.30 15.75 17.00 2.9 11.1 11.9 20.0 Columbia Pipeline Group Inc. Transcanada 3/17/2016 3/10/2016 13.0 21.43 25.50 25.50 — 19.0 27.8 42.5 Hiland Partners LP Management / Sponsor 1/15/2009 1/14/2009 0.6 7.90 9.50 10.00 20.3 26.6 22.4 49.1 Kinder Morgan Management / Sponsor 5/29/2006 5/26/2006 21.6 84.41 100.00 107.50 18.5 27.4 28.8 23.2 High(1) $15.1 20.3% 27.4% 28.8% 49.1% Median(1) 1.2 6.1 11.1 11.9 9.0 Mean(1) 4.9 10.4 10.4 10.0 13.6 Low (1) 0.5 1.9 (8.7) (9.9) (14.8) Source: Public filings, FactSet, Market data as of 7/2/2019. (1) Includes related party deals only. 4 IRS Circular 230 Disclosure: Citigroup Inc. and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the “promotion or marketing” of any transaction contemplated hereby (“Transaction”). 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